Exhibit 10.13.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

By and Among

NEW YORK MERCANTILE EXCHANGE,

COMEX ACQUISITION CORP.

and

COMMODITY EXCHANGE, INC.

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		Page
	ARTICLE II

	MISCELLANEOUS
2.1	Entire Amendment No. 1	12
2.2	Titles and Subtitles	12
2.3	Remainder of Original Agreement	12
2.4	Expenses	12
2.5	Governing Law	12
2.6	Counterparts	12

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AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 1”) is made this 25th day of March, 1994 by and among NEW YORK MERCANTILE EXCHANGE, a corporation organized under the New York Not-For-Profit Corporation Law (the “Buyer”), COMEX ACQUISITION CORP., a corporation organized under the New York Not-For-Profit Corporation Law (“NewCo”), and COMMODITY EXCHANGE, INC., a corporation organized under the New York Not-For-Profit Corporation Law (the “Company”), and amends the Agreement and Plan of Merger dated January 28, 1994 (the “Original Agreement”), by and among the Buyer, NewCo, and the Company.

WHEREAS, the Buyer, NewCo and the Company desire to amend the Original Agreement and certain of the schedules thereto and;

WHEREAS, the Buyer, NewCo and the Company desire to clarify the parties’ intent with respect to certain provisions set forth in the Original Agreement and in the schedules thereto,

NOW, THEREFORE, pursuant to Section 9.7 of the Original Agreement and in consideration of the foregoing, the Original Agreement, including the schedules thereto, is hereby amended as set forth herein.

ARTICLE I

1.1 Capitalized Terms. Capitalized terms used herein and not defined have the meanings assigned to them in the Original Agreement except where the context otherwise requires.

1.2 Conversion of Memberships: Consideration. Section 1.8.2(d) of the Original Agreement is hereby amended by deleting therefrom the phrase “Sections 2.61” and replacing it with the phrase “Sections 2.60”.

1.3 Letter of Credit Cost Recovery. Section 1.8.7(a) of the Original Agreement is hereby amended by inserting at the end of the sixth line thereof the phrase “Section 1.8.7(f) and”.

1.4 Fee Increases. In connection with Section 8.6 of the Original Agreement and Section 104 of the New COMEX By-Laws, the Buyer, NewCo and the Company agree that any fees received by the Buyer from holders of Option Memberships and Aluminum Memberships will be excluded from the determination of whether and when the reimbursement obligation of owners of Memberships in the COMEX Division of the Buyer under the Original Agreement for (i) Option Member Losses, (ii) Losses and (iii) the costs and expenses (including legal fees and expenses) specified in Section 8.7.4 of the Original Agreement) has been satisfied.

1.5 Headquarters; Floor Reconfiguration. Section 5.8 of the Original Agreement is hereby amended by adding to the end of such Section 5.8 the following:

“In the event that the Buyer seeks to reallocate any booth or reconfigure the floor, in the COMEX trading floor space at 4 WTC, it shall give no less than two weeks prior notice to the COMEX Governors Committee. Any member of the COMEX Division of the Buyer that believes that such reallocation or reconfiguration impairs its ability to conduct business in a manner substantially the same as that to which it is accustomed (an “Objecting Member”), may register, within the two-week notice period, an objection with the COMEX Governors Committee which, if it agrees with such member, shall, within one week of receipt of such objection, notify the Board of Directors of the Buyer. Within two weeks of such notification, the Board of Directors of the Buyer shall convene a panel comprised of five NYMEX Division members of the Facilities Committee (appointed by the Buyer), five COMEX Division members of the Facilities Committee (appointed by the COMEX Governors

Committee) and a member of the Arbitration Committee that is neither a member of, nor affiliated with a member of, either the NYMEX Division or the COMEX Division of the Buyer (selected from Arbitration Committee members by the Buyer subject to two as of right challenges by the COMEX Governors Committee), to consider whether the reallocation or reconfiguration, including any alternatives offered to the Objecting Member, will impair the ability of such member to conduct business in a manner substantially the same as that to which it is accustomed. The Buyer may not make such reallocation or reconfiguration within the three-week period following notice to the COMEX Governors Committee, prior to the determination of the panel if a panel is or is to be convened, or after a determination of a panel adverse to the Buyer. The panel shall make its determination expeditiously and shall follow such rules and procedures as it deems appropriate. Nothing in this section shall apply to booth allocations or floor reconfigurations that are recommended by the COMEX Division Booth Allocation Subcommittee.”

1.6 Other Benefits of COMEX Members. Section 5.9(b) of the Original Agreement is hereby amended by amending and restating the first sentence of such Section 5.9(b) as follows:

“The Buyer shall provide members of the COMEX Division of the Buyer who are owners of Memberships in the COMEX Division with life insurance, disability, health and other welfare benefit plans, programs, policies and arrangements other than the COMEX MRRP (each, a “COMEX Member Benefit”) no less favorable in the aggregate than those provided by the Buyer to its other members.”

1.7 Second Stage Merger. Section 5.13.3 of the Original Agreement is hereby amended to delete the phrase “Notwithstanding Sections 5.13.1 and 5.13.2,” and replace it with “Notwithstanding Section 5.13.1,”.

1.8 NYMEX ACCESSSM. Section 5.17 of the Original Agreement is hereby amended and restated in its entirety as follows:

“5.17 NYMEX ACCESSSM.

5.17.1 If and when options contracts that are traded on Commodity Exchange Inc. immediately prior to the Effective Time are listed on the NYMEX ACCESS System or another after hours, electronic trading system through which NYMEX Division contracts are traded (such System and other system are referred to in this section as “NYMEX ACCESS”), the Buyer will take all steps reasonably necessary to allow such contracts to be traded on NYMEX ACCESS by owners of COMEX Division regular memberships and option members. Thereafter, option members may be granted such trading privileges in options contracts listed on NYMEX ACCESS as may be determined by the Buyer on a case-by-case basis. As soon as reasonably practicable after the Effective Time, the Buyer shall take all steps reasonably necessary to cause gold, silver and copper futures contracts that are traded on the COMEX Division of the Buyer to be listed on NYMEX ACCESS and to allow such contracts to be traded on NYMEX ACCESS by owners of COMEX Division regular memberships. If and when other futures and options contracts that are traded on the COMEX Division of the Buyer at any time after the Effective Time are listed on NYMEX ACCESS, the Buyer will allow such contracts to be traded on NYMEX ACCESS by owners of COMEX Division regular memberships.

5.17.2 Pursuant to rules substantially similar to those applicable to members of the Buyer, owners of COMEX Division regular memberships may lease or license their electronic trading privileges on the COMEX Division separately from their regular trading privileges and owners of COMEX Division regular memberships and option members (to the extent that options that they are permitted to trade are listed) may exercise electronic trading privileges.

5.17.3 NYMEX will not permit the trading of any COMEX Division contract on NYMEX ACCESS during the hours that such contract is open for trading by open outcry on the COMEX Division floor.

5.17.4 Fees for owners of COMEX Division regular memberships trading on NYMEX ACCESS (other than trading pursuant to Section 157(A)(7) of the New COMEX By-Laws) will be equal to: (A) the relevant clearing and transaction fees established by the Board of Directors of New COMEX subject to Section 105 of the New COMEX By-Laws plus (B) a NYMEX ACCESS fee equal to the NYMEX ACCESS fee charged to owners of memberships in the NYMEX Division of the Buyer for trading NYMEX Division products.

5.17.5 Subject to the rules for electronic trading, firms upon which privileges are conferred by owners of COMEX Division regular memberships or option members pursuant to the New COMEX Rules will be entitled to exercise the same trading privileges on NYMEX ACCESS as are available to them with respect to trading on the floor of the COMEX Division.

5.17.6. If all trading of NYMEX Division contracts on NYMEX ACCESS is terminated, then, notwithstanding the provisions of Sections 157(A) and 205(D)(5) of the New COMEX By-Laws, the Buyer may terminate all trading on NYMEX ACCESS; provided, however, that if any contract traded on the NYMEX Division of the Buyer is thereafter listed for trading on NYMEX ACCESS then the gold, silver and copper contracts, to the extent listed for trading on NYMEX ACCESS at the time all trading on NYMEX ACCESS stopped, shall be relisted for trading on NYMEX ACCESS and the proviso of Section 205(D)(5) of the New COMEX By-Laws shall not be applicable until the 12-month anniversary of such relisting.”

1.9 Clearing and Trade Processing Matters. Section 5.18 of the Original Agreement is hereby amended by adding to the end of such Section 5.18 the following:

“NYMEX will, and will cause New COMEX to, make automated hand-held trade data entry terminals (“Hand-Held Technology”) available to all persons trading on the COMEX Division at or about the same time, and on the same basis, including with respect to cost, arrangements for payment, relevant features, maintenance and upgrades, that it provides Hand-Held Technology to persons trading on the NYMEX Division.”

1.10 Certain Trading Privileges. Section 5.22 of the Original Agreement is hereby amended and restated in its entirety as follows:

“At the Effective Time, the Buyer shall make available to members of the COMEX Division of the Buyer the trading privileges set forth in Section 157(A)(2), (3), (4), (5), (6) and (7) of the New COMEX By-Laws, in accordance with the terms and restrictions set forth in the New COMEX By-

Laws. From and after the Effective Time the Buyer shall not, except as provided in Section 157(B) of the New COMEX By-laws and Section 2.60, 2.80 and 2.90 of the New COMEX Rules, without the vote of the owners of 66 2/3% of the COMEX Division regular memberships entitled to vote and voting at a meeting, permit any other person to exercise, or grant to any other person, all or any of the rights and privileges specified under Section 157(A)(1) of the New COMEX By-laws or, without the vote of the owners of a majority of the COMEX Division regular memberships entitled to vote and voting at a meeting, permit any other person to exercise, or grant to any other person, all or any of the rights and privileges specified under Section 157(A)(2) of the New COMEX By-laws.”

1.11 Competing Contracts. Section 5.23 of the Original Agreement is hereby amended and restated in its entirety as follows:

“5.23 Competing Contracts. Without the consent of two-thirds of the COMEX Division regular memberships present and entitled to be voted at a meeting, neither the Buyer nor any affiliate (as defined in the Securities Act of 1933) of the Buyer, including, without limitation, the Initial Surviving Corporation, shall approve for trading any contracts which provide for future delivery (by actual delivery or by cash settlement) of (i) gold, (ii) silver, (iii) copper, (iv) a basket of securities which comprise the Eurotop 100 Stock Index (as constituted from time to time, the “Eurotop Index”), (v) a combination of commodities which includes, or index which includes as one of its components, the value of gold, silver, copper or the Eurotop Index or (vi) an alloy which contains gold, silver or copper.”

1.12 1993 Audited Financial Statements. Article V of the Original Agreement is hereby amended to add a new Section 5.25 as follows:

“5.25. 1993 Audited Financial Statements. The Buyer shall provide the Board of Governors of the Company a copy of the Buyer’s audited financial statements, including the notes thereto, for the fiscal year ended December 31, 1993 together with the report (which report shall not be qualified as to uncertainty, audit scope or accounting principles) thereon of Deloitte & Touche (collectively, the “1993 Audited Financial Statements”) no later than 5:00 p.m. on April 15, 1994. If the 1993 Audited Financial Statements have not been provided, by hand delivery, to the office of the Chairman of the Board of Governors of the Company by April 15, 1994, then notwithstanding anything in this Agreement to the contrary, the sole remedy of the Company shall be the right to postpone the COMEX Special Meeting by one day for each day that the Buyer fails to deliver the 1993 Audited Financial Statements by 5:00 p.m. on April 15, 1994; provided however, that if the day to which the COMEX Special Meeting would be postponed is not a New York Mercantile Exchange trading day, then the Board of Governors of the Company may postpone the COMEX Special Meeting to the next New York Mercantile Exchange trading day and, if the 1993 Audited Financial Statements are delivered on a day that is not a New York Mercantile Exchange trading day, then the 1993 Audited Financial Statements shall be deemed to have been delivered on the next New York Mercantile Exchange trading day.”

1.13 Expenses. Section 9.4(b) of the Original Agreement is hereby amended by adding to the end of such Section 9.4(b) the following:

“; provided, however, that after the Effective Time, all costs and expenses (including all legal fees and expenses) incurred in connection with any action or proceeding brought or instituted after the Effective Time by the COMEX Governors Committee on behalf of the Members of the COMEX Division of the Buyer to enforce the rights of Members of the COMEX Division of the Buyer specified herein and enforceable in accordance with the terms of this Agreement shall be advanced by the Buyer for their account and, if the Buyer is the successful or prevailing party, all of such costs and expenses (including all legal fees and expenses) so incurred shall be recovered by the Buyer by an increase in the dues and fees payable by, or an assessment against, the Members of the COMEX Division of the Buyer.”

1.14 Original Agreement Section 8.1 (m). Section 8.1 (m) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(m) automatically, if the NYMEX Member Approval is withdrawn at any time prior to the Closing by a vote of a majority of the regular memberships in the Buyer voting and entitled to vote at a meeting duly called in accordance with the By-Laws of the Buyer; or”.

1.15 Original Agreement Section 9.7. Section 9.7 of the Original Agreement is hereby amended and restated in its entirety as follows:

“9.7 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards, at any time before or after approval of the matters presented in connection with the Merger by the Company’s and the Buyer’s members, but, after any such approval, no amendment shall be made which by law requires further approval by the Company’s and the Buyer’s members without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. After the Effective Date, any of the matters set forth in Sections 5.6 through 5.13 and 5.16 through 5.24 may be amended upon the approval of the Buyer and a majority (except for Section 5.23 for which the requisite vote shall be two-thirds) of owners of Memberships in the COMEX Division present and voting at a meeting.”

1.16 Interest Cap. The maximum rate of interest under the Notes shall be 12%.

1.17 New COMEX By-Law Section 100. Section 100 of the By-Laws is hereby amended and restated in its entirety as follows:

“Sec. 100. CATEGORIES, NUMBERS OF MEMBERSHIPS

(A) There will be two categories of membership in New COMEX: the NYMEX Membership (of which only one will be issued) and COMEX Division regular memberships. Only NYMEX shall have the voting, liquidation and the other rights and privileges of a member under the New York Not-For-Profit Corporation Law (the “NPCL”). Holders of the COMEX Division regular memberships will not have any ownership or other rights under the NPCL, and their rights will be contractual only. Except as expressly provided in these By-Laws, the holders of COMEX Division regular memberships, in their capacity as such, shall have no voting rights and no right whatsoever to receive dividends or distributions (of cash, securities or other property) whether arising from a dissolution, merger, consolidation or otherwise. Notwithstanding the foregoing, the Board and the officers of New COMEX and NYMEX shall operate as fiduciaries with respect to owners of COMEX Division regular memberships. In the case of a merger, reorganization, consolidation, recapitalization, restructuring, spin-off, financing or other extraordinary transaction involving either or both of New COMEX, NYMEX or any successor of either of them, the Board of Directors and the officers of New COMEX, NYMEX or any successor corporation, shall operate as fiduciaries with respect to owners of COMEX Division regular memberships. Notwithstanding anything in these By-Laws to the contrary, the fiduciary duties set forth in this paragraph shall not (i) require an extension of any of the time periods specified in Section 157(A) of these By-Laws, (ii) prohibit any transaction involving NYMEX or the Initial Surviving Corporation (as defined in the Merger Agreement) which does not alter or diminish the contractual rights of the owners of COMEX Division regular memberships under these By-Laws, the Rules, the Merger Agreement, the Notes issued in connection with the Merger Agreement or the Note Agreement with respect to such Notes or (iii) prohibit the liquidation, dissolution or winding up of the Initial Surviving Corporation in the event that the aggregate amount of Losses exceeds the total Merger Consideration (as defined in the Merger Agreement) as set forth in the first proviso of Section 104(A) of these By-Laws.

“(B) The number of COMEX Division regular memberships is limited to 772. Except as provided in Section 157(B) and Sections 2.60, 2.80 and 2.90 of the Rules, the Board may not, without the vote of the owners of 66 2/3% of the COMEX Division regular memberships entitled to vote and voting at a meeting, grant to any other person all or any of the rights and privileges specified under Section 157(A)(1) of these By-Laws or, without the vote of the owners of a majority of the COMEX Division regular memberships entitled to vote and voting at a meeting, grant to any other person all or any of the rights and privileges specified under Section 157(A)(2) of these By-Laws.”

1.18 New COMEX By-Law Section 103. Section 103 of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“Sec. 103. DUES

The Board may assess such dues as it determines only upon the consent of the COMEX Governors Committee, except that the Board may assess, from time to time, to the extent and on terms it deems appropriate, dues on the owners of COMEX Division regular memberships without the consent of the COMEX Governors Committee in an aggregate amount equal to the sum of all Losses, Other Losses or Dispute Expenses. The Board may waive the payment of dues by all owners of COMEX Division regular memberships or, other than dues imposed with respect to Losses, Other Losses or Dispute Expenses, by individual owners of COMEX Division regular memberships as it shall determine. Dues assessed on COMEX Division regular members shall be applied pro rata among all owners of COMEX Division regular memberships on the basis of the number of regular memberships held, including, for these purposes, regular memberships purchased after January 28, 1994 and held by the Exchange or its Affiliates, and are payable by the owner of the COMEX Division regular membership in whose name the membership is registered.”

1.19 New COMEX By-Law Section 104(C). Section 104(C) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(C) All assessments are due and payable at such time as the Board may determine. All assessments on COMEX Division regular members will be applied pro rata (based on the number of COMEX Division regular memberships owned, including, for these purposes, memberships purchased after January 28, 1994 and held by the Exchange or its Affiliates) among all owners of COMEX Division regular memberships and will be payable by the owner of a COMEX Division Membership in whose name the membership is registered.”

1.20 New COMEX By-Law Section 105(C). Section 105(C) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(C) Transaction and clearing fees charged to non-members for transactions in contracts traded on the COMEX Division or executed by owners of COMEX Division regular memberships will not exceed the amounts of such fees charged to non-members for transactions in contracts traded on the NYMEX Division or executed by owners of NYMEX Division memberships.”

1.21 New COMEX By-Law Section 105. Section 105 of the New COMEX By-Laws is hereby amended by adding to such Section 105 a new subsection (E) as follows:

“(E) Fees for owners of COMEX Division regular memberships trading on NYMEX ACCESS (other than trading pursuant to Section 157(A)(7) of these By-Laws) shall be equal to (i) the clearing and transaction fees established by the Board subject to this By-Law Section 105 plus (ii) a NYMEX ACCESS fee equal to the NYMEX ACCESS fee charged to NYMEX Division Members for trading NYMEX Division contracts on NYMEX ACCESS;”.

1.22 New COMEX By-Law Section 157(A)(1). Section 157(A)(1) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(1) trading in the gold, silver, copper and Eurotop 100 contracts that are traded on Commodity Exchange, Inc. immediately prior to January 28, 1994 and any replacement contracts for such contracts (“COMEX Division Replacement Contracts”), including trading such contracts through NYMEX ACCESS, if such contracts are listed thereon for trading;”.

1.23 New COMEX By-Law Section 157(A)(2). Section 157(A)(2) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(2) trading all “New Metals Contracts,” defined as all contracts approved for trading after January 28, 1994 on any part of the Exchange, other than COMEX Division Replacement Contracts, for which the underlying commodity is one or more metals or alloys, other than platinum, palladium or an alloy containing one or more of those metals approved for trading on the Exchange at any time (“Platinum / Palladium Contracts”), including trading such contracts through NYMEX ACCESS, if such contracts are listed thereon for trading;”.

1.24 New COMEX By-Law Section 157(A)(3). Section 157(A)(3) of the New COMEX By-laws is hereby amended and restated in its entirety to read as follows:

“(3) Proprietary trading in each contract approved for trading after January 28, 1994 on any part of the Exchange, including through NYMEX ACCESS if such contract is listed thereon for trading, for which the underlying commodity is a hydrocarbon, fossil fuel or other energy source or other energy source derived from another energy source (“New Energy Contract”) for a period of two years (unless extended by the Board in its sole discretion) after the date such contract commences trading on the Exchange, provided that for this purpose “New Energy Contracts” does not include contracts introduced as replacements for other contracts previously traded on the Exchange (“Replacement Contracts”) regardless of whether permit programs on such contracts are implemented;”.

1.25 New COMEX By-Law Section 157(A)(4). Section 157(A)(4) of the New COMEX By-laws is hereby amended and restated in its entirety as follows:

“ (4) trading in each contract approved for trading on any part of the Exchange, after January 28, 1994, including through NYMEX ACCESS if such contract is listed thereon for trading, which is not a New Energy Contract, a Replacement Contract or a New Metals Contract, for period of two years after the date the contract commences trading on the Exchange;”.

1.26 New COMEX By-Law Section 157(A)(5). Section 157(A)(5) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(5) Proprietary trading in each contract approved for trading on any part of the Exchange, after January 28, 1994, including through NYMEX ACCESS if such contract is listed thereon for trading, which is not a New Energy Contract, a Replacement Contract or a New Metals Contract, provided that such limited trading privileges will be non-transferable and will be available as to any particular contract only to COMEX Division Members who are individual owners of COMEX Division Regular Memberships as of the date six months prior to the date trading in that contract commences, and will continue as to that contract only for so long as that COMEX Division Member continues to own a COMEX Division Regular Membership;”.

1.27 New COMEX By-Law Section 157(A)(6). Section 157(A)(6) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(6) Proprietary trading in Platinum/Palladium Contracts, including through NYMEX ACCESS if such contract is listed thereon for trading; and”.

1.28 New COMEX By-Law Section 157(B). Section 157(B) of the New COMEX By-Laws is hereby amended by adding after the second word in such Section the word “Regular”.

1.29 New COMEX By-Law Section 157(B)(3). Section 157(B)(3) of the New COMEX By-Laws is hereby amended to add at the end of such section the phrase “including through NYMEX ACCESS if such contract is listed thereon for trading”.

1.30 New COMEX By-Law Section 157(H). Section 157(H) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“Neither New COMEX nor its Affiliates will approve for trading any contracts which provide for future delivery (by actual delivery or cash settlement) of (i) gold, (ii) silver, (iii) copper, (iv) a basket of securities which comprise the Eurotop 100 Stock Index (as constituted from time to time, the “Eurotop Index”), (v) a combination of commodities which includes, or index which includes as one of its components, the value of gold, silver, copper or the Eurotop Index or (vi) an alloy which contains gold, silver or copper.”

1.31 New COMEX By-Law Section 205(A). Section 205(A) of the New COMEX By-Laws is hereby amended and restated in its entirety to read as follows:

“Except as otherwise provided in the Merger Agreement or the New COMEX By-Laws, only the owner of the NYMEX Membership shall be entitled to vote. NYMEX Division Member Directors, the Chairman and the Vice Chairman shall be elected at a meeting of NYMEX.”

1.32 New COMEX By-Law Section 205(B). Section 205(B) of the New COMEX By-Laws is hereby amended by deleting from the fourth line of Section 205(B) the words “paragraph (D) or and replacing them with the words “the Merger Agreement or”.

1.33 New COMEX By-Law Section 205(D)(5). Section 205(D)(5) of the New COMEX By-Laws is hereby amended and restated as follows:

“(5) Any action taken by the Exchange to delist a gold, silver or copper contract from NYMEX ACCESS if such contract has traded an average of at least 10 contracts per day during the previous six months; provided, however, that the foregoing provision with respect to average trading volume shall not be applicable to any contract prior to the 12-month anniversary of the initial listing of such contract on NYMEX ACCESS.”

1.34 New COMEX By-Law Section 205(H). A new subsection 205(H) is hereby added to Section 205 of the By-Laws as follows:

“(H) If all trading of NYMEX Division contracts on NYMEX ACCESS is terminated, then, notwithstanding the provisions of Sections 157(A) and 205(D)(5) of these By-Laws, NYMEX may terminate all trading on NYMEX ACCESS; provided, however, that if any NYMEX contract is thereafter listed for trading on NYMEX ACCESS then the gold, silver and copper contracts, to the extent listed for trading on NYMEX ACCESS at the time all trading on NYMEX ACCESS stopped, shall be relisted for trading on NYMEX ACCESS and the proviso of Section 205(D)(5) shall not be applicable until the 12-month anniversary of such relisting.”

1.35 New COMEX By-Law Section 301 (A). Section 301(A) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(A) Subject to paragraph (D) of this Section and Sections 205(D) and 205(G) of these By-Laws, the COMEX Division shall be managed by a Board of Directors which is vested with all powers necessary and proper for the government of the COMEX Division, the regulation and conduct of Members and Member Firms, and for the promotion of the welfare, objects and purposes of the COMEX Division. Subject to paragraph (D) of this Section and Sections 205(D) and 205(G) of these By-Laws and the other powers and rights specifically granted to the COMEX Governors Committee under the New COMEX By-laws and the Merger Agreement, the Board shall have control over and management of, the property, business and finances of the COMEX Division. Subject to paragraph (D) of this Section and Sections 205(D) and 205(G) of these By-Laws, the Board may also adopt, amend, rescind or interpret the Rules of the COMEX Division as it deems necessary and appropriate.”

1.36 New COMEX By-Law Section 301(D). Section 301(D) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“(D) No action taken by the Board of Directors with respect to any Special Matter shall be effective without either (i) the prior consent of the COMEX Governors Committee as provided in Section 205 of these By-Laws which shall be subject to the veto rights of the COMEX Division Members provided for in Section 205(D) or (ii) the prior approval of COMEX Division Members in accordance with the provisions of Section 205(D).”

1.37 New COMEX By-Law Section 400A(C). Section 400A(C) of the New COMEX By-Laws is hereby amended by inserting immediately after the third sentence of Section 400A(C) the following sentence:

“The representative of the NYMEX Division Member who is not required to be a Director then in office shall be a member of the NYMEX Division other than a Commercial Associate Member.”

1.38 New COMEX By-Law Section 858(C). Section 858(C) of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“In the event that any claim is disputed, the validity of such claim shall be determined by arbitration in accordance with the Rules. The arbitration shall proceed as if the objecting Member has filed a Demand for Arbitration. The objecting Member shall pay the fee prescribed in the Rules. The arbitrators shall determine whether and to what extent such claim is valid, and to what extent a claimant is entitled to participate in the proceeds of a sale of the membership of such suspended Member.”

1.39 New COMEX By-Law Section 860(A). Section 860(A) of the New COMEX By-Laws is hereby amended to delete the phrase “of the Board of Directors” that follows “Arbitration Committee.”

1.40 New COMEX By-Law Section 907. Section 907 of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“The term “COMEX Division Members” shall mean Members of the COMEX Division of the Exchange and Member Firms, but shall not, except in Articles 7 and 8 of these By-Laws, include COMEX Option Members or Aluminum Members or Member Firms upon which membership privileges have been conferred by Option Member(s) or Aluminum Member(s).”

1.41 New COMEX By-Law Section 907 A. The New COMEX By-Laws are hereby amended to include therein a new Section 907A to read as follows:

“907A. COMEX DIVISION MEMBERSHIPS

The term “COMEX Division Regular Memberships” shall mean the COMEX Trading Privileges (as defined in the Merger Agreement), as converted by the Merger Agreement into solely the rights and privileges to trade futures, futures options contracts and similar instruments on the Exchange in accordance with and specifically as set forth in the provisions of these By-Laws and the Rules and such other rights and privileges as are set forth in the Merger Agreement, these By-Laws and the Rules.”

1.42 New COMEX By-Law Section 911 A. Section 911A of the New COMEX By-Laws is hereby amended by inserting the phrase “and Section 9.4 (Expenses)” following the phrase “Section 8.7 (Disputes as to Claims)”.

1.43 New COMEX By-Law Section 919B. Section 919B of the New COMEX By-Laws is hereby amended by deleting therefrom the number “2.30” and replacing it with “2.32”.

1.44 New COMEX By-Law Section 920. Section 920 of the New COMEX By-Laws is hereby amended and restated in its entirety as follows:

“The term “Member Firm” shall mean any firm upon which membership privileges on the COMEX Division have been conferred by one or more Member(s) of the COMEX Division. The rights and privileges of each Member Firm shall be limited by the scope of the rights and privileges held by its conferring Member(s) and as otherwise limited by the By-Laws or Rules.”

1.45 New COMEX By-Law Section 921C(1). The New COMEX By-Laws are hereby amended to include therein a new Section 921C(1) to read as follows:

“Sec. 921C(1). NYMEX DIVISION REGULAR MEMBER.”

“The term ‘NYMEX Division Regular Member’ shall mean a holder of record of one of the 900 authorized NYMEX regular memberships.”

1.46 New COMEX Rule 2.90. Rule 2.90(c) of the New COMEX Rules is hereby amended by inserting in such Rule 2.90 the word “regular” before the word “member.”

1.47 NYMEX Committee Rule 3.00. Rule 3.00 of the NYMEX Rules, which are part of the New COMEX Rules, is hereby amended by adding to the end of such Rule 3.00 the following:

“(F) With respect to committees for which there is no specifically designated percentage of NYMEX Division and COMEX Division representation, the Chairman and the Board will consider appointment recommendations made by the COMEX Governors Committee.”

1.48 New COMEX Rule 7.10. Rule 7.10 of the New COMEX Rules is hereby amended and restated in its entirety as follows:

“Rules 7.01, 7.02, 7.03 and 7.04 shall be Term Sheet Rules as defined in the By-Laws of Commodity Exchange, Inc. for a period of five years commencing on January 28, 1994 and shall be Term Sheet Divergence Rules as defined in the By-Laws of Commodity Exchange, Inc. after the fifth anniversary of the date of closing. Rule 7.09 shall be a Term Sheet Rule as defined in the By-Laws of Commodity Exchange, Inc.”

ARTICLE II

MISCELLANEOUS

2.1 Entire Amendment No. 1. This Amendment No. 1 constitutes the entire agreement among the parties hereto, and no party shall be liable or bound to the other in any manner except as specifically set forth herein.

2.2 Titles and Subtitles. The titles and subtitles used in this Amendment No. 1 are for convenience only and are not to be considered in construing such documents.

2.3 Remainder of Original Agreement. Except as expressly amended hereby, the Original Agreement is in all respects ratified and confirmed and the terms thereof shall remain in full force and effect, except as expressly provided herein, and no waiver or modification of the terms or conditions thereof is intended or to be inferred.

2.4 Expenses.

(a) Each party to this Amendment No. 1 shall bear its own expenses incurred in connection with the negotiation, preparation, execution and consummation of this Amendment No. 1, including the fees, expenses and disbursements of its respective legal counsel incurred in connection herewith.

(b) If any proceeding is brought for the enforcement of this Amendment No. 1 or because of an alleged dispute, breach or default in connection with any of the provisions of this Amendment No. 1, the successful or prevailing party or parties shall be entitled to recover from the unsuccessful party or parties all costs and expenses, including attorneys’ fees and disbursements, incurred in connection with such proceeding, in addition to any other relief to which it or they may be entitled.

2.5 Governing Law. This Amendment No. 1 will be governed by, and construed under, the laws of the State of New York without regard to its conflict of laws principles.

2.6 Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.